FORM OF CONVERTIBLE NOTE

THE  SECURITIES  REPRESENTED  BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER
THE SECURITIES ACT OF 1933, AS AMENDED, AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION UNDER SUCH ACT AND THE RULES
AND  REGULATIONS  THEREUNDER.

                           GENESIS BIOVENTURES, INC.

                                CONVERTIBLE NOTE
                               DUE APRIL 12, 2005
                        (13 MONTHS FROM THE DATE HEREOF)

No.  1
U.S.  $                                                          March  12, 2004


     FOR VALUE RECEIVED, the undersigned, Genesis Bioventures Inc. (herein called the "Company"), a corporation organized and existing under the laws of the State of New York, hereby promises to pay to the order of _________________________ (the "Holder") or registered assigns, the principal sum of $___________________ ($___________) U.S. Dollars on April 12, 2005 (13
months from the date hereof), with interest (computed on the basis of the number of days actually elapsed and a 360 day year, as applicable on the unpaid balance thereof until the entire principal hereof shall have become due and paid), at the rate of ten (10%) percent per annum payable quarterly on March 31, 2004, June 30, 2004, September 30, 2004, December 31, 2004, and March 31, 2005, and as further provided in Section 8 hereof.

1.     Election  to  Purchase  Common  Stock.
       -------------------------------------

     1.1     Right  to  Purchase  Shares/Exercise  Price.  For good and valuable
             -------------------------------------------
consideration, the receipt and sufficiency of which are hereby acknowledged, the Holder hereof shall have the right to convert the entirety of the principal amount of this Note, or any portion of this Note outstanding into Shares of the Company's Common Stock, par value $.0001 per Share, (the "Common Stock"), at the price of $0.69 per share (the "Base Exercise Price") or such lesser price as is equal to a twenty (20%) percent discount to the volume weighted average price ("VWAP") during the twenty (20) trading days preceding the date of exercise (the "Floating Price"), provided, however, that in no event shall the Floating Price be less than forty ($.40) cents per Share.

     1.2     Adjustment  of  Base Exercise Price and Number of Shares.  The Base
             --------------------------------------------------------
Exercise Price, and number and character of Shares issuable upon exercise of the Holder's conversion rights, are subject to anti-dilution adjustment upon occurrence of the following events:

          (a)     Adjustment  for  Stock  Splits,  Stock  Dividends,
                  --------------------------------------------------
Recapitalizations,  etc.  The  Base  Exercise  Price  and  the  number of Shares
-----------------------
issuable upon exercise of the conversion rights each shall be proportionally adjusted to reflect any stock dividend, stock split, reverse stock split, combination of shares, reclassification, recapitalization or other similar event altering the number of outstanding shares of the Company's Common Stock.

          (b)     Adjustment for Other Dividends and Distributions.  In case the
                  ------------------------------------------------
Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution with respect to the Common Stock payable in securities of the Company then, and in each such case, the Holder of the Note on exercise of the conversion rights at any time after the consummation, effective date or record date of such event, shall receive, in addition to the Shares (or such other stock or securities) issuable on such exercise prior to such date, the securities of the Company to which such Note Holder would have been entitled upon such date if such Note Holder had exercised the conversion rights immediately prior thereto.

          (c)     Adjustment  for Capital Reorganization, Consolidation, Merger.
                  -------------------------------------------------------------
If any capital reorganization of the capital stock of the Company, or any consolidation or merger of the Company with or into another corporation, or the sale of all or substantially all of the Company's assets to another corporation shall be effected in such a way that holders of the Company's Common Stock will be entitled to receive stock, securities or assets with respect to or in exchange for the Company's Common Stock, then in each such case the Note Holder, upon the exercise of the conversion rights at any time after the consummation of such capital reorganization, consolidation, merger, or sale, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise of such conversion rights prior to such consummation, the stock or other securities or property to which such Note Holder would have been entitled upon such consummation if such Note Holder had exercised the conversion rights immediately prior to the consummation of such capital reorganization, consolidation merger, or sale.

          (d) Any adjustment required hereunder shall be subject to further adjustment as provided in this Section 1.2; and in each such case, the terms of this Section 1.2 shall be applicable to the shares of stock or other securities or property receivable by the Note Holder upon the exercise of the conversion rights.

          (e) The Company shall provide the Note Holder with a written report within fifteen (15) days after the end of each fiscal quarter showing the calculation of adjustments to the Base Exercise Price.

2.     Manner  of  Conversion.
       ----------------------

     2.1     Conversion.
             ----------

          (a) This Note may be converted in whole or in part, on any business day on or prior to the Expiration Date, subject to earlier redemption by the Company.

          (b) To convert the Note, the Note Holder must surrender to the Company this Note and deliver to the Company a duly executed Notice of Conversion in the form attached hereto as Exhibit A, or in such other form as
                                             ---------
may  be  approved by the Company from time to time (the "Notice of Conversion").

          (c) Upon any partial conversion, this Note shall be surrendered, and a new Note of like tenor and adjusted amount shall be issued by the Company to the Note Holder.

          (d) This Note shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender with Notice of Conversion or, if such date is not a business day, then as of the close of business on the next succeeding business day, for exercise as provided above, and the person entitled to receive the Shares issuable upon such exercise shall be treated for all purposes as the holder of record of such Shares as of the close of business on such deemed exercise date.

     2.2     Limitation  on  Exercise.  This Note may not be partially converted
             ------------------------
as to fewer than one hundred (100) Shares of the Company's Common Stock, unless it is then exercised as to all Shares as to which this Note is then convertible.

3.     Seniority  of Repayment.     This Note and the obligations of the Company
       -----------------------
hereunder constitute senior indebtedness of the Company and shall be senior and prior in right of repayment to all future debt financing, excluding any commercial financing or future institutional or debt incurred in the ordinary course of business.

4.     Restriction  of  the  Securities.  The Notes and the Shares issuable upon
       --------------------------------
any conversion of the Notes are subject to restrictions upon transferability under the Securities Act of 1933 as amended (the "Securities Act"). Each Certificate representing such Securities shall bear a legend restricting amount of sale, transfer, hypothecation or other disposition without registration under the Securities or the written opinion of counsel that registration may be omitted in connection with the proposed disposition.

5.     Registration.  The  Company  has  agreed  to  register  for resale by the
       ------------
Holder any and all of the Shares of Common Stock underlying the Note ("Conversion Shares") and associated Warrants ("Warrant Shares") and any Common Stock issued as a dividend or other distribution with respect to, or in exchange for, or in replacement of, such Common Stock (the Warrant Shares and Conversion Shares are sometimes collectively referred to as the "Registrable Shares"). The obligations of the Company in respect of such registration, and the Holder's rights and obligations in respect thereof, shall be governed by a separate Registration Rights Agreement to which the Company has committed prior to the issuance of this Note.

6.     Mandatory Redemption.  Promptly after the conclusion of a certain Takeout
       --------------------
     Financing (as that term is defined in the Confidential Private Placement Memorandum dated December 1, 2003) or any other equity financing by the Company in which the Company realizes gross proceeds of not less than Six Million ($6,000,000) Dollars, the Company shall call for prepayment and redemption and cancellation all or any part of this Note at one hundred (110%) percent of the principal amount of this Note, plus all accrued interest, provided, however, that any such redemptions and cancellations may be made by the Company only upon ten (10) business days prior written notice. The Redemption Date being the close of business on the tenth (10th) business day following the date the notice has been given to Holders. Notwithstanding the foregoing, the redemption rate of this Note shall be one hundred fifteen (115%) percent of this Note, plus all accrued interest, if during the ten (10) business days prior to or at the Redemption Date a registration statement with respect to the Registrable Shares is not effective in accordance with the Registration Rights Agreement.

7.     Optional Redemption.  There is no provision for redemption by the Company
       -------------------
     of this Note at the Company's option. If any other holder of a Note of the same series and type as this Note shall request redemption by the Company prior to the Maturity Date or any earlier Redemption Date, the Company shall not redeem any such holder's Note without first offering, on ten (10) days notice, to redeem this Note. Any such redemption shall otherwise be governed by the provisions of Section 5 hereof.

8.     Interest  Payments.  All  interest  due  hereunder shall be promptly paid
       ------------------
quarterly in arrears, at the rate of ten (10%) percent per annum payable quarterly on March 31, 2004, June 30, 2004, September 30, 2004, December 31, 2004, and March 31, 2005. Interest for each quarterly period shall be paid on or before ten (10) days of the quarterly period end. Subject to the Initial Closing (as defined in the Confidential Private Placement Memorandum), interest shall begin accruing (computed on the basis of the number of days elapsed, and a
     360 day, 12 month, 30 day month basis) in respect of the Note commencing on the date the Subscription for the Note and good funds in respect thereof was received by the Company or, if received prior to the Initial Closing, by Wachovia Bank National Association, as Escrow Agent.

     All Interest payments shall be made in currency of the United States of America or checks drawn on good funds in United States currency, or, at the option of the Company, in registered Common Stock of the Company. In the case of payment in registered Common Stock, such Shares will be valued at ninety (90%) percent of its Current Market Price in its principal market, ninety-three (93%) percent if the Current Market Price is at or above Two ($2.00) Dollars per Share but less than Five ($5.00) Dollars per Share, and ninety (90%) percent if the Current Market Price is at or above Five ($5.00) Dollars per Share. The Current market Price is defined as the average of the volume weighted average price ("VWAP") of the Common Stock for the 20 trading days ending on the trading day prior to the trading day on which such interest payment is due

9.     Default.  The  occurrence  of  any  of  the  following  events of default
       -------
("Event of Default") shall, at the option of the Holder hereof, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, all without demand, presentment or notice, or grace period, all of which hereby are expressly waived, except as set forth below:

     9.1 Failure to Pay Principal or Interest. The Company fails to pay any installment of principal or interest hereon when due and such failure continues for a period of ten (10) days after the due date.

     9.2 Breach of Covenant. The Company breaches any material covenant or other term or condition of this Note or the Registration Rights Agreement in any material respect and such breach, if subject to cure, continues for a period of ten (10) days after written notice to the Company from the Holder.

     9.3 Breach of Representations and Warranties. Any material representation or warranty of the Company made in this Note, in the Registration Rights Agreement, or in any agreement, statement or certificate given in writing pursuant hereto or in connection therewith shall be false or misleading in any material respect.

     9.4 Receiver or Trustee. The Company shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

     9.5 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and if instituted against Company are not dismissed within 45 days of initiation.

     9.6 Failure to Deliver Common Stock or Replacement Note. Company's failure to timely deliver Common Stock to the Holder pursuant to and in the form required by this Note or if required a replacement Note.

10.     Compliance  with  Laws  and Regulations.  The exercise of the conversion
        ---------------------------------------
rights under the Note and the issuance and transfer of Shares shall be subject to compliance by the Company and the Note Holder with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange and/or over-the-counter market on which the Company's Common Stock may be listed at the time of such issuance or transfer.

11.     Transfer  and Conversion.  This Note and the rights hereunder may not be
        ------------------------
transferred in whole or in part without the Company's prior written consent, which consent shall not be unreasonably withheld or delivered or whole or in part without the company's prior written consent. If a transfer of all or part of this note is permitted as provided in the preceding sentence, then this Note and all rights hereunder may be transferred, in whole or in part, on the books of the company at the principal office of the Company by the Holder hereof, upon surrender of this Note properly endorsed. Upon any permitted partial conversion, the Company will issue and deliver to the Note Holder a new Note or Notes of like tenor with respect to the portion of the Note not so converted. Each taker and holder of this Note or any portion hereof, by taking or holding the same, consents and agrees to be bound by the terms, conditions, representations and Notices hereof.

12.     Privileges  of  Stock  Ownership.  The  Holder shall not have any of the
        --------------------------------
rights of a shareholder with respect to any shares until such time, as the Note has been converted and the Common Stock issued.

13.     Entire  Obligation.  This  Note  constitutes the entire agreement of the
        ------------------
parties, and supersedes all prior undertakings and agreements with respect to the terms of the Company's Note indebtedness to the Holder, and the Holder's rights hereunder, including conversion rights.

14.     Notices.  Any  notice  required  to be given or delivered to the Company
        -------
under the terms of this Note shall be in writing and addressed to the Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to the Note Holder shall be in writing and addressed to the Note Holder at the address indicated below or at such other address as such Note
     Holder may designate in writing from time to time to the Company. All notices shall be deemed to have been given or delivered; upon personal delivery; five (5) calendar days after deposit in the United States mail by certified or registered mail (return receipt requested) with postage thereon prepaid; one (1) business day after deposit for next business day delivery with any reputable return receipt express courier (prepaid); or one (1) business day after transmission by fax or telecopier with confirmation of transmission thereof.

15.     Successors  and  Assigns.  This  Note shall be binding upon and inure to
        ------------------------
the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Note shall be binding upon and inure to the benefit of the Note Holder and the Note Holder's heirs, executors, administrators, legal representatives, successors and permitted assigns.

16.     Governing  Law.  This  Note  shall  be  governed  by  and  construed  in
        --------------
accordance  with  the  laws  of  the  State  of  New  York.

17.     Miscellaneous.
        -------------

     17.1 Payments of both principal and interest are to be made by wire transfer for credit to the account of the Holder, or in such other manner or to such other place in the United States of America as the Holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

     17.2 This Note is one of a duly authorized issue of Convertible Notes of the Company due April 12, 2005.

     17.3 Surrender. Upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered Holder hereof or his attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     17.4 Collection/Attorneys Fees. Should the indebtedness represented by this Note or any part thereof be collected in any proceeding provided for in the Agreement or be placed in the hands of attorneys for collection, the Company agrees to pay, in addition to the principal, premium, if any, and interest due and payable hereon, all costs of collecting this Note, including reasonable attorneys fees and expenses.


                              Genesis  Bioventures,  Inc.


                              By:
                                   ----------------------------
                              Name:
                              Title:

                            FORM OF WARRANT AGREEMENT

                            GENESIS BIOVENTURES, INC.

                                 FORM OF WARRANT

THE  SECURITIES  REPRESENTED  HEREBY  AND ISSUABLE UPON EXERCISE HEREOF HAVE NOT
                                                                 ======
BEEN  REGISTERED  UNDER  THE  SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR
                                                                      =   = -
UNDER THE SECURITIES LAWS OF ANY STATE. SUCH SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION THEREUNDER OR EXEMPTIONS FROM SUCH REGISTRATION REQUIREMENTS. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                            GENESIS BIOVENTURES INC.
                   WARRANT TO PURCHASE SHARES OF COMMON STOCK
                           VOID AFTER  MARCH 12, 2009

     1.     Warrant  to  Purchase  Common  Stock.
            ------------------------------------

          1.1     Warrant  to  Purchase  Shares.  This  warrant (this "Warrant")
                  -----------------------------                       =       =
certifies that for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, __________________ (the "Warrant Holder") is entitled, effective as of March 12, 2004, subject to the terms and conditions of this Warrant, to purchase from Genesis Bioventures, Inc., a New York corporation (the "Company"), up to a total of ___________ shares (the "Shares")of Common Stock, par value $0.0001 per share, of the Company (the "Common Stock"), at the price of $0.83 per share (the "Exercise Price") prior to 5:00 p.m. prevailing Eastern time on March 12, 2009 (the "Expiration Date"). The Warrant must be exercised, if at all,in whole or in part, any time on or before the Expiration Date. Unless the context otherwise requires, the term "Shares" shall mean and include the Common Stock of the Company and other securities and property at any time receivable or issuable upon exercise of this Warrant. The term "Warrant" as used herein, shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein.

          1.2     Adjustment of Exercise Price and Number of Shares.  The number
                  -------------------------------------------------
and character of Shares issuable upon exercise of this Warrant (or any shares of stock or other securities or property at the time receivable or issuable upon exercise of this Warrant) and the Exercise Price therefor, are subject to adjustment upon occurrence of the following events:

               (a)     Adjustment  for  Stock  Splits,  Stock  Dividends,
                       --------------------------------------------------
Recapitalizations,  etc.  The  Exercise  Price of this Warrant and the number of
-----------------------
Shares issuable upon exercise of this Warrant each shall be proportionally adjusted to reflect any stock dividend, stock split, reverse stock split, combination of shares, reclassification, recapitalization or other similar event altering the number of outstanding shares of the Company's Common Stock.

               (b)     Adjustment  for  Other  Dividends  and Distributions.  In
                       ----------------------------------------------------
case the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution with respect to the Common Stock payable in securities of the Company then, and in each such case, the Warrant Holder, on exercise of this Warrant at any time after the consummation, effective date or record date of such event, shall receive, in addition to the Shares (or such other stock or securities) issuable on such exercise prior to such date, the securities of the Company to which such Warrant Holder would have been entitled upon such date if such Warrant Holder had exercised this Warrant immediately prior thereto (all subject to further adjustment as provided in this Warrant).

               (c)     Adjustment  for  Capital  Reorganization,  Consolidation,
                       ---------------------------------------------------------
Merger.  If  any  capital reorganization of the capital stock of the Company, or
------
any consolidation or merger of the Company with or into another corporation, or the sale of all or substantially all of the Company's assets to another corporation shall be effected in such a way that holders of the Company's Common Stock will be entitled to receive stock, securities or assets with respect to or in exchange for the Company's Common Stock, then in each such case the Warrant Holder, upon the exercise of this Warrant at any time after the consummation of such capital reorganization, consolidation, merger, or sale, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise of this Warrant prior to such consummation, the stock or other securities or property to which such Warrant Holder would have been entitled upon such consummation if such Warrant Holder had exercised this Warrant immediately prior to the consummation of such capital reorganization, consolidation, merger, or sale, all subject to further adjustment as provided in this Section 1.2; and in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after such consummation.

               (d) Adjustment for Warrants Issued in Connection with Takeout Financing. If common stock purchase warrants are issued in connection with the Takeout Financing as such term is defined in the Confidential Private Placement Memorandum (the "Memorandum") dated December 1, 2003 of the Company and the exercise price of such warrants is less than the exercise price of this Warrant then the Exercise Price shall be adjusted to the exercise price of such warrant.

               (e)     If  the  Registration  Statement  (described herein under
Section 3) is not effective by April 30, 2004, this will result in a Registration Rights Reset Event (as defined in the Memorandum) and the exercise price of the Warrants will be reduced by 5.0% of the then applicable exercise price per share per month or any part thereof until the registration is effective. In no event will the cumulative reduction in the exercise price of the Warrants be greater than 20% as a result of a Registration Rights Reset Event.

     2.     Manner  of  Exercise.
            --------------------

          2.1     Exercise  Agreement.  This  Warrant may be exercised, in whole
                  -------------------
or in part, on any business day on or prior to the Expiration Date, subject to earlier Call by the Company. To exercise this Warrant, the Warrant Holder must surrender to the Company this Warrant and deliver to the Company: (a) a duly executed exercise agreement in the form attached hereto as Exhibit A, or in such
                                                           ---------
other form as may be approved by the Company from time to time (the "WarrantExercise Agreement"); (b) if applicable, a spousal consent in the form attached hereto as Exhibit B (a "Spousal Consent"); and (c) payment in full of
                     ---------
the Exercise Price for the number of Shares to be purchased upon exercise hereof. If someone other than the Warrant Holder exercises this Warrant, then such person must submit to the Company each of the items set forth in clauses
(a) through (c) of the foregoing sentence (to the extent applicable) and, in addition, must submit documentation acceptable to the Company that such person has the right to exercise this Warrant. Upon a partial exercise, this Warrant shall be surrendered, and a new Warrant of like tenor for purchase of the number of remaining Shares not previously purchased shall be issued by the Company to the Warrant Holder. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender or, if such date is not a business day, then as of the close of business on the next succeeding business day, for exercise as provided above, and the person entitled to receive the Shares issuable upon such exercise shall be treated for all purposes as the holder of record of such Shares as of the close of business on such deemed exercise date.

          2.2     Limitations on Exercise.  This Warrant may not be exercised as
                  -----------------------
to fewer than one hundred (100) Shares unless it is exercised as to all Shares as to which this Warrant is then exercisable.

          2.3     Payment.  The  Exercise Agreement shall be accompanied by full
                  -------
payment of the Exercise Price for the Shares being purchased in cash (by certified or cashiers check or wire transfer or other immediately available funds) or, by such other method and means to which the Company may in its absolute discretion agree.

          2.4     Tax  Withholding.  Prior  to  the  issuance of the Shares upon
                  ----------------
exercise of this Warrant, the Warrant Holder must pay or provide for any applicable federal or state withholding obligations of the Company.

          2.5     Issuance of Shares.  Provided that the Exercise Agreement, the
                  ------------------
spousal consent, if necessary, and payment have been received by the Company as provided in Section 2.3 hereof, the Company shall issue the Shares (adjusted as provided herein) registered in the name of the Warrant Holder, the Warrant Holder's authorized assignee, or the Warrant Holder's legal representative, and shall deliver one or more certificates representing the Shares as the Warrant Holder reasonably may request with the appropriate legends affixed thereto.

     3.     Registration  of the Shares.  The Shares are subject to registration
            ---------------------------
under the Securities Act of 1933, as amended pursuant to that Registration Rights Agreement entered into between the Company and the Warrant Holder in connection with the sale and purchase of this Warrant (the "Subscription Agreement").

     4.     Compliance  with Laws and Regulations.  The exercise of this Warrant
            -------------------------------------
and the issuance and transfer of Shares shall be subject to compliance by the Company and the Warrant Holder with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange and/or over-the-counter market on which the Company's Common Stock may be listed at the time of such issuance or transfer.

     5.     Transfer  and  Exchange.  This  Warrant and the rights hereunder may
            -----------------------
not be transferred in whole or in part without the Company's prior written consent, which consent shall not be unreasonably withheld, and may not be transferred unless such transfer complies with all applicable securities laws. If a transfer of all or part of this Warrant is permitted as provided in the preceding sentence, then this Warrant and all rights hereunder may be transferred, in whole or in part, on the books of the Company or its agent maintained for such purpose at the principal office of the Company or its agent, as the case may be, by the Warrant Holder hereof in person or by duly authorized attorney, upon surrender of this Warrant properly endorsed and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. Upon any permitted partial transfer, the Company will issue and deliver to the Warrant Holder a new Warrant or Warrants of like tenor with respect to the portion of the Warrant not so transferred. Each taker and holder of this Warrant or any portion hereof, by taking or holding the same, consents and agrees to be bound by the terms, conditions, representations and warranties hereof, and, when this Warrant shall have been so endorsed, the person in possession of this Warrant may be treated by the Company, and all other persons dealing with this Warrant, as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, any notice to the contrary notwithstanding; provided, however that until a transfer of this Warrant is duly registered on the books of the Company or its agent, the Company may treat the holder of this Warrant as the owner of this Warrant for all purposes.

     6.     Privileges  of  Stock  Ownership.  The Warrant Holder shall not have
            --------------------------------
any of the rights of a shareholder with respect to any Shares until such time, if any, as the Warrant Holder exercises this Warrant and pays the Exercise Price in accordance with the terms of Section 2 hereof and complies with any other applicable provisions of this Agreement.

     7.     Entire  Agreement.  The  Warrant  Exercise  Agreement  attached  as
            -----------------
Exhibit A hereto and, to the extent applicable, the Spousal Consent attached as Exhibit B hereto, are incorporated herein by reference. This Warrant, the Warrant Exercise Agreement, the Spousal Consent, to the extent applicable, the Representations and Warranties of the Warrant Holder, as Investor, set forth in the Subscription Agreement and the Subscription Agreement otherwise for the purposes and to the extent set forth herein, constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof.

     8.     Notices.  Any  notice  required  to  be  given  or  delivered to the
            -------
Company under the terms of this Warrant shall be in writing and addressed to the Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to the Warrant Holder shall be in writing and addressed to the Warrant Holder at the address indicated below or at such other address as such Warrant Holder may designate in writing from time to time to the Company. All notices shall be deemed to have been given or delivered: upon personal delivery; five (5) calendar days after deposit in the United States mail by certified or registered mail (return receipt requested) with postage thereon prepaid; one (1) business day after deposit for next business day delivery with any reputable return receipt express courier (prepaid); or one (1) business day after transmission by fax or telecopier with confirmation of transmission thereof.

     9.     Successors  and  Assigns.  This  Warrant  shall  be binding upon and
            ------------------------
inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Warrant shall be binding upon and inure to the benefit of the Warrant Holder and the Warrant Holder's heirs, executors, administrators, legal representatives, successors and permitted assigns.

     10.     Governing  Law.  This Warrant shall be governed by and construed in
             --------------
accordance  with  the  laws  of  the  State  of  New  York.

     11.     Acceptance.  The  Warrant Holder has read and understands the terms
             ----------
of this Warrant, and accepts this Warrant subject to all the terms and conditions hereof. The Warrant Holder acknowledges that there may be adverse tax consequences upon exercise of this Warrant or disposition of the Shares and that the Warrant Holder should consult a tax adviser prior to such exercise or disposition.

     12.     Loss,  Theft, Destruction or Mutilation.Upon receipt by the Company
             ----------------------------------------
of evidence satisfactory to it, and the exercise of its reasonable discretion, of the ownership and the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft, destruction of indemnity reasonably satisfactory to the Company, and in the case of mutilation upon surrender and cancellation thereof, the Company will execute and deliver in lieu thereof, without expense of the holder a new Warrant of like tenor dated the date hereof.

13.     From  Notice  to  Holders.
        --------------------------

     13.1     Notice of record date.In case: (i) the Company shall take a record
              ----------------------
of the holders of its common stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend (other than a cash dividend payable out of earned surplus of the Company) or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other rights; (ii) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation with or merger of the Company into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation; or (iii) of any voluntary dissolution, liquidation or winding up of the Company; then, and in such case the Company will mail or cause to be mailed to the holder hereof at the time outstanding and notice specifying, as the case may be, (i) the date on which your record is to be taken for the purposes of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding up is to take place, and the time, if any, is to be fixed, as which the holders of record of common stock (or such stock or securities and the time receivable upon exercise of this Warrant) shall be entitled to exchange their shares of common stock (or such other stock or securities) or securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution or winding up. Such notice shall be mailed at least thirty (30) days prior to the record date therein specified, or if no record date shall have been specified therein, at least thirty (30) days prior to such specified date.

                            [Signature Page Follows.]

                                COMPANY SIGNATURE
                                -----------------

IN  WITNESS  WHEREOF,  the Company has caused this Warrant to be executed by its
            as  of                   ,  200 .
----------          -----------  ----      -

                              GENESIS  BIOVENTURES,  INC.
                              Signed:
                                      --------------------------------------
                              Printed:
                                      --------------------------------------
                              Title:
                                      --------------------------------------
                              Address:  #1A  -  3033  King  George  Hwy.
                              Surrey,  British  Columbia,  Canada,  V4P  1B8

                            WARRANT HOLDER SIGNATURE

IN WITNESS WHEREOF, the Warrant Holder has executed this Warrant or has caused this Warrant to be executed by its __________ as of ___________ ____, 200_.
                                        ----------       ----------- ----     -

                              INDIVIDUAL  WARRANT  HOLDER:
                              Signed:
                                      --------------------------------------
                              Printed:
                                      --------------------------------------
                              Address:
                                      --------------------------------------

                                      --------------------------------------

                                      --------------------------------------

                              WARRANT  HOLDER  THAT  IS  AN  ENTITY
                              Name  of  Entity:
                              Signed:
                                      --------------------------------------
                              Printed:
                                      --------------------------------------
                              Title:
                                      --------------------------------------
                              Address:
                                      --------------------------------------

                                      --------------------------------------

                                      --------------------------------------


                           [SIGNATURE PAGE TO WARRANT]

                                    EXHIBIT A

                            GENESIS BIOVENTURES, INC.
                           WARRANT EXERCISE AGREEMENT




GENESIS  BIOVENTURES,  INC.
#1A  -  3033  King  George  Hwy.
Surrey,  British  Columbia
Canada  V4P  1B8
Attention:  Chief  Financial  Officer

     The Warrant Holder hereby elects to purchase the number of shares (the "Shares") of the Common Stock, par value $0.0001 per share, of Genesis Bioventures, Inc. (the "Company"), as set forth below, pursuant to that certain Warrant dated as of the date set forth below (the "Warrant"), the terms and conditions of which are hereby incorporated by reference herein (please print):

Warrant Holder:
               -----------------------------------------------------------------
Social  Security  or  Tax  I.D.
                               -------------------------------------------------
No.:
    ----------------------------------------------------------------------------
Address:
        ------------------------------------------------------------------------
Warrant Date:
             -------------------------------------------------------------------
Date  of Exercise:
                  --------------------------------------------------------------
Exercise  Price  Per Share:
                           -----------------------------------------------------
Number  of  Shares  Subject  to  Exercise  and Purchase:
                                                        ------------------------
Total  Exercise Price:
                      ----------------------------------------------------------
Exact  Name  of  Title  to Shares:
                                  ----------------------------------------------

     The Warrant Holder hereby delivers to the Company the Total Exercise Price as follows (check and complete as appropriate):

     1.     in  cash in the amount of $       , receipt of which is acknowledged
                                       -------
by  the  Company;


-------------------------------------
Name  of  Warrant  Holder


-------------------------------------
Signature  of  Warrant  Holder


-------------------------------------
Printed  Name


-------------------------------------
Title

                                    EXHIBIT B

                            GENESIS BIOVENTURES, INC.
                                 SPOUSAL CONSENT
                                       TO
                           WARRANT EXERCISE AGREEMENT

     The undersigned spouse of the Warrant Holder has read, understands, and hereby approves the Warrant Exercise Agreement between the Warrant Holder and the Company (the "Agreement"). In consideration of the Company's granting the Warrant Holder the right to purchase the Shares as set forth in the Agreement, the undersigned hereby agrees to be bound irrevocably by the Agreement and further agrees that any community property interest shall similarly be bound by the Agreement. The undersigned hereby appoints the Warrant Holder as his or her attorney in fact with respect to any amendment or exercise of any rights under the Agreement.

Date:
     -------------------                ----------------------------------------
                                        Signature  of  Warrant  Holder's  Spouse

                                        Address:
                                                --------------------------------

                                                --------------------------------

                                                --------------------------------